UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2017
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Centennial Resource Development, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-37697	47- 5381253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)
1401 Seventeenth Street, Suite 1000
Denver, Colorado 80202
(Address of principal executive offices, including zip code)
(720) 441-5515
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 24, 2017, Centennial Resource Development, Inc. (the “Company”) appointed Brent Jensen to replace Jamie Wheat as Vice President and Chief Accounting Officer of the Company. Ms. Wheat’s resignation as Vice President and Chief Accounting Officer, also effective as of March 24, 2017, was not the result of any disagreements with the Company, and Ms. Wheat will continue with the Company as its Vice President, Accounting during the transition.
Mr. Jensen, age 47, previously served as Vice President, Finance and Treasurer of Whiting Petroleum Corporation (“Whiting”) from March 2015 through March 2017. Prior to serving in that role, Mr. Jensen served as Controller and Treasurer of Whiting from January 2006 to February 2015 and as Controller of Whiting from August 2005 through December 2005. Prior to joining Whiting, Mr. Jensen was a Senior Audit Manager with PricewaterhouseCoopers LLP, where he held various positions in their oil and gas audit practice from 1994 to 2005 in their Los Angeles, California; Moscow, Russia; Milan, Italy and Houston, Texas offices. Mr. Jensen has over 23 years of oil and gas accounting experience and is a Certified Public Accountant. Mr. Jensen holds a Bachelor of Arts degree from the University of California, Los Angeles.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

Date: March 28, 2017
By:    /s/ George S. Glyphis
Name:    George S. Glyphis
Title:    Chief Financial Officer, Treasurer and Assistant Secretary